Investor Presentation May 4, 2022 Exhibit 99.2

2 Disclaimer Forward-Looking Statements This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “guidance,” “target,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken, occur or be achieved. The forward-looking statements include statements about the expected benefits of Earthstone Energy, Inc. (“ESTE,” “Earthstone” or the “Company”) and its stockholders from the acquisition (the “Bighorn Acquisition”) of certain assets from Bighorn Permian Resources, LLC (“Bighorn”) by Earthstone, the acquisition (the “Chisholm Acquisition” and with the Bighorn Acquisition, the “Acquisitions”) of certain assets from Chisholm Energy Operating, LLC and Chisholm Energy Agent, Inc. (collectively, “Chisholm”) by Earthstone, the private placement (the “PIPE”) of Series A Convertible Preferred Stock by Earthstone in the amount of $280 million, the expected future reserves, production, financial position, business strategy, revenues, earnings, free cash flow, costs, capital expenditures and debt levels of the Company, and plans and objectives of management for future operations. Forward-looking statements are based on current expectations and assumptions and analyses made by Earthstone and its management in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform to expectations is subject to a number of material risks and uncertainties, including but not limited to: Earthstone’s ability to integrate the assets acquired in the Acquisitions and achieve anticipated benefits from them; risks relating to any unforeseen liabilities of Earthstone or the assets acquired in the Acquisitions; declines in oil, natural gas liquids or natural gas prices; the level of success in exploration, development and production activities; adverse weather conditions that may negatively impact development or production activities; the timing of exploration and development expenditures; inaccuracies of reserve estimates or assumptions underlying them; revisions to reserve estimates as a result of changes in commodity prices; impacts to financial statements as a result of impairment write-downs; risks related to level of indebtedness and periodic redeterminations of the borrowing base under the Company’s credit facility; Earthstone’s ability to generate sufficient cash flows from operations to fund all or portions of its future capital expenditures budget or to support a shareholder return program; Earthstone’s ability to obtain external capital to finance exploration and development operations and acquisitions; the impacts of hedging on results of operations; uninsured or underinsured losses resulting from oil and natural gas operations; competition for assets, equipment, materials and qualified people; supply chain disruptions; Earthstone’s ability to replace oil and natural gas reserves; any loss of senior management or technical personnel; regulatory matters, including environmental regulations; social, market and regulatory efforts to address climate change; and the direct and indirect impact on most or all of the foregoing on the evolving COVID-19 pandemic. Earthstone’s annual report on Form 10-K for the year ended December 31, 2021, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect Earthstone’s business, results of operations, and financial condition. The forward-looking statements included in this presentation speak only as of the date of this presentation and Earthstone undertakes no obligation to revise or update publicly any forward-looking statements except as required by law. This presentation contains estimates of Earthstone’s, Bighorn’s and Chisholm’s 2022 production, capital expenditures and expense guidance. The actual levels of production, capital expenditures and operating expenses may be higher or lower than these estimates due to, among other things, uncertainty in drilling schedules, oil and natural gas prices, changes in market demand for hydrocarbons and unanticipated delays in production and well completions. These estimates are based on numerous assumptions. All or any of these assumptions may not prove to be accurate, which could result in actual results differing materially from estimates. No assurance can be made that any new wells will produce in line with historical performance, or that existing wells will continue to produce in line with Earthstone’s expectations. Earthstone’s ability to fund its 2022 and future capital budgets is subject to numerous risks and uncertainties, including volatility in commodity prices and the potential for unanticipated production and completion delays and increases in costs associated with drilling, production and transportation. Use of Non-GAAP Information This presentation may include non-GAAP (generally accepted accounting principles) measures such as PV-10 and Adjusted EBITDAX. Such non-GAAP measures are not alternatives to GAAP measures, and you should not consider these non-GAAP measures in isolation or as a substitute for analysis of our results as reported under GAAP. For additional disclosure regarding such non-GAAP measures, including reconciliations to their most directly comparable GAAP measure, please refer to the Appendix or to Earthstone’s 10-Q and 10-K filings with the SEC. Cautionary Note on Reserves and Resource Estimates The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. Any reserve estimates provided in this presentation that are not specifically designated as being estimates of proved reserves may include estimated reserves or locations not necessarily calculated in accordance with, or contemplated by, the SEC’s latest reserve reporting guidelines. You are urged to consider closely the oil and gas disclosures in our 2021 Form 10-K and our other reports and filings with the SEC. Industry and Market Data This presentation has been prepared by Earthstone and includes market data and other statistical information from third-party sources, including independent industry publications, government publications or other published independent sources. Although Earthstone believes these third-party sources are reliable as of their respective dates, Earthstone has not independently verified the accuracy or completeness of this information. Some data are also based on Earthstone’s good faith estimates, which are derived from its review of internal sources as well as the third-party sources described above.

The New Earthstone: Transformed SMID-Cap, Permian Producer

Top Investment Criteria		Earthstone's Qualifications
Greater Efficiency from Increased Critical Mass	✓	Six acquisitions since early 2021 increase production by >4x and improve cost and operating efficiencies
Top Basins / Long Inventory Life	✓	Midland Basin and Delaware Basin asset base with ~13 years of high quality inventory life
High Free Cash Flow Generation with Low Reinvestment Needs	✓	Only ~50% of cash flow needed to maintain production levels, creates robust free cash flow generation[(1)]
Low Leverage	✓	Recent acquisitions approximately leverage neutral and expect to be <1x leverage[(2)] going forward
Progressing Towards Shareholder Returns	✓	"New Earthstone" provides for accelerated consideration of shareholder return program
Commitment & Focus	✓	"Do the right thing" commitment to stakeholders, employees and environment

(1) Free cash flow defined as Adjusted EBITDAX less interest expense less capital expenditures (accrual basis).
(2) Leverage defined as Total Debt/Adjusted EBITDAX.

EARTHSTONE Energy, Inc. 3

4 Company Overview Asset Overview  The Woodlands, Texas based E&P company focused on acquisitions, development and production of oil and natural gas in the Permian Basin with ~248,000 net acres  Recent string of six acquisitions has established critical mass  Earthstone standalone estimated 1Q22 production of 35,509 Boe/d (44% oil, 70% liquids) — Includes ~45 days of production from Chisholm Acquisition and none from Bighorn Acquisition — 2Q22 Production Guidance: 70,000 – 74,000 Boe/d — 2H22 Production Guidance: 76,000 – 80,000 Boe/d Earthstone Company Snapshot

5 Capital Structure and Liquidity Snapshot Market Statistics (1) Excludes 5.7MM shares of Class A Common Stock issued to Bighorn on 4/14/22. (2) Includes the impact of the 5.7MM shares of Class A Common Stock issued to Bighorn on 4/14/22. Adjustments also reflect the impact of the closing of the Bighorn Acquisition, the $550MM notes offering, the $280MM PIPE issuance, the payment of the $70MM of deferred cash consideration from the Chisholm Acquisition and the voluntary reduction in the elected commitments under the Credit Facility from $825MM to $800MM, all of which occurred during April 2022. (3) Equity issued in the PIPE was convertible equity that is expected to be converted into 25.2MM shares of Class A Common Stock, including 19.8MM shares to an affiliate of EnCap, 20 days after an information statement is mailed to Earthstone stockholders. Liquidity As of 3/31/22 As of 3/31/22 As Reported As Adjusted ($ in millions, except share price) 1Q22 (1) 1Q22 (2) Class A Common Stock (MM) 73.4 79.1 Class A Expected PIPE Conversion (MM) (3) 0.0 25.2 Class B Common Stock (MM) 34.3 34.3 Total Common Stock Outstanding (MM) 107.7 138.6 Stock Price (as of 5/3/22) $14.33 $14.33 Market Capitalization $1,543.5 $1,986.0 Plus: Revolver Borrowings $624.2 $463.0 Plus: 8% Senior Unsecured Notes $0.0 $550.0 Less: Cash (0.5) (0.5) Enterprise Value $2,167.3 $2,998.5 As of 3/31/22 As of 3/31/22 As Reported As Adjusted ($ in millions) 1Q22 1Q22 Revolver Borrowing Base $825.0 $1,325.0 Revolver Elected Commitments $825.0 $800.0 Less: Revolver Borrowings (624.2) (463.0) Plus: Cash 0.5 0.5 Liquidity $201.3 $337.5

6 Date Announced FY 2020A 12/18/20 4/1/21 10/4/21 12/16/21 1/31/22 Acquisitions Total Acquisition Price ($MM)(1) $182.0 $126.5 $73.2 $603.8 $860.0 $1,846 Consideration Mix (% Cash / % Stock) 72% / 28% 65% / 35% 67% / 33% 68% / 32% 57% / 43% 63% / 37% Proved Developed PV-10 ($mm)(2) $173 $153 $116 $421 $1,012 $1,875 Acquired Net Acreage (000's) 43.4 20.3 10.0 36.1 110.6 220.4 Acquired Drilling Locations(3) 70 49 - 414 49 582 2H22E ~15,300 ~78,000 ESTE… IRM Tracker Foreland Chisholm Bighorn 2H22E Acquisitions Have Transformed Earthstone in 2021-22  Earthstone production base up >400% vs. 2020  Mature base production profile and high quality inventory enables moderate production growth at ~50% reinvestment rate Note: See Appendix for footnotes. Pathway to Scale – Production (Boe/d) (4)

7 Minimize fugitive emissions with the installation of emission reducing equipment in conjunction with new facility construction: ‐ Vapor Recovery Units (“VRUs”) ‐ Air compression equipment for Pneumatic Actuators Target Zero Flaring: Connect natural gas pipelines ahead of flowback and first production negates need for flaring Leak Detection & Repair (“LDAR”) program since 2019 to further minimize air emissions Vast majority of water disposal occurs on pipeline, reducing truck hauls and CO2 emissions Earthstone is an Environmental Partnership Program Participant     Key Environmental Priorities Focus on Responsible Operatorship Highly Focused Environmental Stewardship

8 (1) Peers include CDEV, CPE, FANG, LPI, MTDR, PXD, SM and XEC. Data compiled from company published data for most recent available year (2019 or 2020) and from publicly available EPA reports as of June 1, 2021. 2020 Greenhouse Gas Emissions Intensity of 12.4 (T CO2e / Mboe) 29% Below Permian Peers Avg.(1) 45% Below Permian Peers Avg.(1) 2020 Flaring Intensity of 2.17% (operated gas flared / operated gas produced) Earthstone’s “Do the Right Thing” approach and proactive emissions and flaring initiatives are demonstrated by: Responsible Management of Air Emissions and Flaring

9 Earthstone Overview

Permian Basin Growth Story

- Since entering the Permian Basin in 2016, Earthstone has substantially increased production and decreased per unit cash expenses, resulting in increased Adjusted EBITDAX, while maintaining low leverage and preserving financial flexibility

Average Daily Production (Boe/d)



Midland Basin
Other
4,002
7,869
9,937
13,429
15,276
24,809
35,509
70,000-74,000
76,000-80,000
FY16A
FY17A
FY18A
FY19A
FY20A
FY21A
1Q22A
2Q22 Guidance
2H22 Guidance

Adjusted EBITDAX ($MM)



$19
$61
$97
$146
$144
$248
$603
$939
FY16A
FY17A
FY18A
FY19A
FY20A
FY21A
1Q22A(2) Annual.
FY22 (3) Consensus

Lease Operating Expense and Cash G&A(1) ($/Boe)



~47% Decrease
$16.72
$6.43
$10.29
$13.97
$7.13
$6.84
$11.47
$5.81
$5.66
$9.72
$3.87
$5.85
$8.46
$3.25
$5.21
$7.76
$2.31
$5.45
$8.79
$2.03
$6.77
$8.85
$1.35
$7.50
FY16A
FY17A
FY18A
FY19A
FY20A
FY21A
1Q22A
FY22 Guidance
Lease Operating Expense ($/Boe)
Cash G&A ($/Boe)

Debt / Adjusted LTM EBITDAX



0.9x
0.4x
0.8x
1.2x
0.8x
1.0x
YE16A
YE17A
YE18A
YE19A
YE20A
1Q22A (4) Annual.

(1) Excludes stock-based compensation. FY22 guidance assumes midpoint of FY22 guidance.
(2) Includes Earthstone annualized 1Q22 adjusted EBITDAX of $493MM and Chisholm annualized 1Q22 adjusted EBITDAX (prior to Chisholm Acquisition closing) of $110MM.
(3) Factset data as of 5/2/22.
(4) Reflects debt at 3/31/22; annualized adjusted EBITDAX pro forma for full quarter Chisholm. Excludes impact of Bighorn Acquisition and Senior Unsecured Notes Offering.

EARTHSTONE Energy Inc.

10

11 $2,658 $2,998 $3,034 $3,113 $5,872 $6,145 $7,761 Peer 1 ESTE Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 14.9 15.3 30.2 64.3 82.7 83.7 84.4 111.9 145.5 Peer 1 ESTE FY20 ESTE 4Q21 Peer 2 Peer 3 Peer 4 ESTE + Chisholm + Bighorn Peer 5 Peer 6 4Q21 Production (MBoe/d) Enterprise Value ($mm) Earthstone’s Significant Growth Transformation Execution of acquisition strategy has increased base production by >400% from ~15,000 Boe/d in ‘20 (1) Source: Factset, Wall Street research. Market Data as of 5/3/22. Peers include: CDEV, CPE, HPK, LPI, MTDR and SM. (1) Assumes conversion of equity issued in the PIPE into 25.2MM shares of Class A Common Stock.

12 $11.57 $11.97 $13.45 $14.82 $15.29 $15.60 $17.43 $18.25 $19.09 ESTE Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 LOE (incl Workovers) Ad Val. & Prod. Taxes Transportation Cash G&A Interest Expense 78% 76% 80% 68% 69% 70% 71% 75% 78% ESTE Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Peer 7 Peer 8 Cash Margin(1) Note: All metrics based on 4Q 2021 results. (1) All-in cash margin calculated as a percentage of revenues; cash margin calculated as revenues less all-in cash costs, which consists of LOE, ad valorem and production taxes, transportation expense, cash G&A expense and interest expense. Excludes impact of income taxes and realized hedges. Cash G&A and interest expense includes expensing of capitalized cash G&A and capitalized interest expense, respectively. Companies that capitalized a portion of their cash G&A and/or interest expense include CDEV, CPE, FANG and MTDR. (2) Large-Cap includes: FANG and PXD. SMid-Cap includes: CDEV, CPE, HPK, LPI, MTDR and SM. Large-Cap(2) Avg: $12.71 SMid-Cap(2) Avg: $16.75 ESTE: $11.57 Low Cost Structure Drives Leading Cash Margins All-in Cash Costs ($/Boe)(1) Large-Cap(2) Avg: 78% SMid-Cap(2) Avg: 72% ESTE: 78%

13 Reserve Overview as of 1/1/22(1) (1) Based on third party reserve reports by CG&A and Ryder Scott as of January 1, 2022 run at strip pricing as of 3/15/22. (2) PV-10 is a supplemental non-GAAP financial measure. See Appendix for a reconciliation of PV-10 to the most directly comparable GAAP financial measure. (3) Includes all locations across reserve categories. Gas and NGL pricing scaled with WTI assuming $60/bbl / $3.00/MMbtu. (4) Wells per year based on 4 active rigs each drilling 15 wells per year on average. 1P Reserves at Flat Pricing Reserves and Drilling Inventory Inventory Life Calculation≥25% IRR Operated Locations(3) Reserves (MMBoe) % Total PV-10 Value ($MM)(2) Proved Developed Producing 248 60% $3,521 Proved Developed Non-Producing 7 2% $135 Proved Undeveloped 156 38% $1,817 Total Proved 411 100% $5,472 776 Locations ÷ 60 Wells per Year(4) = >13 years PDP 60% PDNP 2% PUD 38% 411 MMBoe 215 294 325 348 362 287 386 409 414 414502 680 734 762 776 ≤$40 $50 $60 $70 ≥$80 Midland Delaware

14 Financial Overview

15 2022 Guidance Production Guidance Expense & Capex Guidance Note: Guidance is forward-looking information that is subject to considerable change and numerous risks and uncertainties, many of which are beyond Earthstone’s control. See “Forward-Looking Statements”. Cash G&A is defined as general and administrative expenses excluding stock-based compensation. Production Guidance ESTE + Chisholm + Bighorn 2Q22 ESTE + Chisholm + Bighorn 3Q22 - 4Q22 ESTE + Chisholm + Bighorn FY22 Production (Boe/d) 70,000 - 74,000 76,000 - 80,000 64,250 - 67,750 % Oil ~ 41% ~ 41% ~ 41% % Liquids ~ 67% ~ 67% ~ 67% Expense & Capex Guidance ESTE + Chisholm + Bighorn FY22 Total Capital Expenditures ($MM) $410 - $440 Lease Operating Expense ($/Boe) $7.25 - $7.75 Production & Ad Valorem Taxes (% of Revenue) 7.5% - 8.0% Cash G&A ($MM) $31 - $34

16 Overview Map | 4 Rigs Total (2 Midland Basin, 2 Delaware Basin)  ~$410mm - $440mm capital expenditures  2 drilling rigs in each of Midland Basin and Delaware Basin 2022 Capital Program Earthstone 2022 Capital Budget ($ in millions) Op. D&C Capex - Midland Basin $265 - $285 Op. D&C Capex - Delaware Basin $100 - $105 Total Operated D&C Capex $365 - $390 Non-Operated D&C Capex $20 - $25 Land / Infrastructure $25 Total $410 - $440 Earthstone HZ Drilling Rig

17 Oil and Gas Hedging Summary WTI Hedges (Bbls/d and $/Bbl(1)) Henry Hub Hedges (MMBtu/d and $/MMBtu(1)) Note: Includes all WTI and Henry Hub hedges as of 5/2/22. Does not include basis swaps. (1) Reflects weighted average swap price and weighted average collar floor / ceiling prices for each quarter.  Disciplined approach to hedging majority of near-term volumes to provide cash flow visibility  Lower hedging relative to production and utilization of some collars provide increased commodity upside exposure $64.48 $66.70 $66.70 $64.33 $76.20 $68.03/$82.69 $70.00/$83.96 $70.00/$83.96 $68.45/$82.57 $64.50/$85.73 16,937 17,750 17,750 15,536 9,500 2Q 2022 3Q 2022 4Q 2022 FY 2022 FY 2023 Swaps Collars $3.595 $3.626 $3.332 $3.492 $3.352 $3.985 / $5.901 $4.115 / $6.161 $4.048 / $6.738 $4.008/$6.224 $3.461 / $5.344 75,352 90,000 90,000 72,170 48,775 2Q 2022 3Q 2022 4Q 2022 FY 2022 FY 2023 Swaps Collars

Analyst Coverage

Firm	Analyst Contact Info
Alliance Global Partners	Jeffrey Campbell / 888-543-4448 / jcampbell@allianceg.com
Benchmark	Subash Chandra / 212-312-6755 / schandra@benchmarkcompany.com
Johnson Rice	Charles Meade / 504-584-1274 / cmeade@jrco.com
RBC	Scott Hanold / 512-708-6354 / scott.hanold@rbccm.com
Roth	John White / 949-720-7115 / jwhite@roth.com
Stephens	Cameron Lochridge / 713-993-4212 / cameron.lochridge@stephens.com
Truist	Neal Dingmann / 713-247-9000 / neal.dingmann@truist.com
Water Tower Research	Jeff Robertson / 469-343-9962 / jeff@watertowerresearch.com
Wells Fargo	Joseph McKay / 212-214-8007 / joseph.mckay@wellsfargo.com

EARTHSTONE Energy Inc. 18

19 Mark Lumpkin, Jr. EVP, Chief Financial Officer Scott Thelander Vice President of Finance Corporate Offices Houston 1400 Woodloch Forest Drive | Suite 300 | The Woodlands, TX 77380 | (281) 298-4246 Midland 600 N. Marienfeld | Suite 1000 | Midland, TX 79701 | (432) 686-1100 Website www.earthstoneenergy.com Contact Information

20 Appendix

Oil and Gas Hedges Summary

WTI Oil Hedges - Swaps			
Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl
2Q 2022	1,085,250	11,926	$64.48
3Q 2022	1,081,000	11,750	$66.70
4Q 2022	1,081,000	11,750	$66.70
2Q - 4Q 2022	3,247,250	11,808	$65.96
FY 2023	1,277,500	3,500	$76.20

WTI Oil Hedges - Collars				
Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Floor)	$/Bbl (Ceiling)
2Q 2022	456,000	5,011	$68.03	$82.69
3Q 2022	552,000	6,000	$70.00	$83.96
4Q 2022	552,000	6,000	$70.00	$83.96
2Q - 4Q 2022	1,560,000	5,673	$69.42	$83.59
FY 2023	2,190,000	6,000	$64.50	$85.73

WTI Midland Argus Crude Basis Swaps			
Period	Volume (Bbls)	Volume (Bbls/d)	$/Bbl (Differential)
2Q 2022	1,077,500	11,841	$0.51
3Q 2022	1,150,000	12,500	$0.51
4Q 2022	1,150,000	12,500	$0.51
2Q - 4Q 2022	3,377,500	12,282	$0.51
FY 2023	1,825,000	5,000	$0.57

HH Gas Hedges - Swaps			
Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu
2Q 2022	2,902,500	31,896	$3.595
3Q 2022	3,266,000	35,500	$3.626
4Q 2022	1,893,500	20,582	$3.332
2Q - 4Q 2022	8,062,000	29,316	$3.546
FY 2023	3,670,000	10,055	$3.352

HH Gas Hedges - Collars				
Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu (Floor)	$/MMBtu (Ceiling)
2Q 2022	3,954,500	43,456	$3.985	$5.901
3Q 2022	5,014,000	54,500	$4.115	$6.161
4Q 2022	6,386,500	69,418	$4.048	$6.738
2Q - 4Q 2022	15,355,000	55,836	$4.054	$6.334
FY 2023	14,133,000	38,721	$3.461	$5.344

WAHA Differential Basis Swaps			
Period	Volume (MMBtu)	Volume (MMBtu/d)	$/MMBtu
2Q 2022	1,820,000	20,000	($0.327)
3Q 2022	1,840,000	20,000	($0.327)
4Q 2022	1,840,000	20,000	($0.327)
2Q - 4Q 2022	5,500,000	20,000	($0.327)
FY 2023	25,550,000	70,000	($1.278)
FY 2024	25,620,000	70,000	($1.041)

Note: Hedgebook as of 5/2/22.

EARTHSTONE Energy Inc. 21

SEC Stand-Alone Reserves Summary & PV-10 – Year-End 2021

As shown in the table below, Earthstone's stand-alone estimated proved reserves at year end 2021 were independently estimated by Cawley, Gillespie & Associates, Inc. ("CGA"), independent petroleum engineers, and which was prepared in accordance with Securities and Exchange Commission ("SEC") guidelines, were approximately 147.6 million barrels of oil equivalent ("MMBoe"). SEC rules require that calculations of economically recoverable reserves use the unweighted average price on the first day of the month for the prior twelve-month period. The resulting oil and natural gas prices used for Earthstone's stand-alone 2021 year end reserve report, prior to adjusting for quality and basis differentials, were $66.56 per barrel and $3.598 per million British Thermal Units ("MMBtu"), respectively. SEC prices net of differentials were $65.64 per barrel, $30.16 per equivalent barrel of NGL and $3.01 per Mcf.

Stand-Alone Year-End 2021 SEC Proved Reserves

Reserves Category	Oil (Mbbls)	Gas (MMcf)	NGL (Mbbls)	Total (Mboe)	PV-10 ($ in thousands)
Proved Developed	35,824	190,999	25,917	93,575	$1,371,697
Proved Undeveloped	25,251	93,882	13,114	54,012	$644,989
Total	61,075	284,881	39,031	147,587	$2,016,686

PV-10 is a measure not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") that differs from a measure under GAAP known as "standardized measure of discounted future net cash flows" in that PV-10 is calculated without including future income taxes. Management believes that the presentation of the PV-10 value of our oil and natural gas properties is relevant and useful to investors because it presents the estimated discounted future net cash flows attributable to our estimated proved reserves independent of our income tax attributes, thereby isolating the intrinsic value of the estimated future cash flows attributable to our reserves. We believe the use of a pre-tax measure provides greater comparability of assets when evaluating companies because the timing and quantification of future income taxes is dependent on company-specific factors, many of which are difficult to determine. For these reasons, management uses and believes that the industry generally uses the PV-10 measure in evaluating and comparing acquisition candidates and assessing the potential rate of return on investments in oil and natural gas properties. PV-10 does not necessarily represent the fair market value of oil and natural gas properties. PV-10 is not a measure of financial or operational performance under GAAP, nor should it be considered in isolation or as a substitute for the standardized measure of discounted future net cash flows as defined under GAAP.

The table below provides a reconciliation of PV-10 to the standardized measure of discounted future net cash flows (in thousands):

Reconciliation of PV-10	
Present value of estimated future net revenues	$2,016,686
Future income taxes, discounted at 10%	$198,314
Standardized measure of discounted future net cash flows	$1,818,372

EARTHSTONE Energy Inc. 22

23 Alternative Reserves Summary – 1/1/22 The information presented below includes the combination of the stand-alone reserve quantities and PV-10 for Earthstone and for the Chisholm and Bighorn Acquisitions as of January 1, 2022. This alternative summary as shown in the table below has been prepared utilizing NYMEX strip benchmark prices and basis differentials as of March 15, 2022. All three reserve reports were prepared by third party engineers. Alternative 1/1/22 Proved Reserves at NYMEX Strip Pricing as of 3/15/22 Earthstone Chisholm Bighorn Combined Proved Proved Proved Proved Proved Proved Proved Proved Reserves Category Developed Undeveloped Developed Undeveloped Developed Undeveloped Developed Undeveloped Total Oil (MBbls) 35,895 25,250 12,714 24,068 29,254 26,929 77,864 76,247 154,112 Gas (MMcf) 191,292 93,888 36,566 54,679 373,749 118,733 601,606 267,301 868,907 NGL (MBbls) 25,971 72,156 4,632 7,489 46,435 14,751 77,037 94,396 171,433 Total 93,748 113,054 23,441 40,670 137,981 61,469 255,169 215,193 470,363 PV-10 ($ in thousands) $1,585,018 $763,388 $486,334 $550,306 $1,584,026 $503,176 $3,655,379 $1,816,870 $5,472,249

24 Reconciliation of Non-GAAP Financial Measure – Adjusted EBITDAX Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Earthstone’s management team and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone’s management team believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Earthstone defines Adjusted EBITDAX as net (loss) income plus, when applicable, (gain) on sale of oil and gas properties, net; accretion of asset retirement obligations; depletion, depreciation and amortization; transaction costs; interest expense, net; exploration expense; unrealized loss on derivative contracts; stock based compensation(1); and income tax (benefit) expense. Earthstone excludes the foregoing items from net (loss) income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net (loss) income as determined in accordance with GAAP or as an indicator of Earthstone’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone’s computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone’s revolving credit facility. The following table provides a reconciliation of Net income to Adjusted EBITDAX for: (1) Consists of expense for non-cash equity awards and also for cash-based liability awards that are expected to be settled in cash. No cash-based liability awards were settled in cash during 2021. On February 9, 2022, cash-based awards were settled in the amount of $8.1 million. Stock-based compensation is included in General and administrative expense in the Consolidated Statements of Operations. FY 2021 Adjusted EBITDAX ($ in 000s)1Q 2022 Adjusted EBITDAX ($ in 000s) FY21 Net (loss) income $61,506 Accretion of asset retirement obligations $1,065 Depreciation, depletion and amortization $106,367 Interest expense, net $10,796 Transaction costs $4,875 (Gain) on sale of oil and gas properties ($738) Exploration expense $341 Unrealized loss on derivative contracts $40,795 Stock based compensation(1) $21,014 Income tax (benefit) expense $1,859 Adjusted EBITDAX $247,880 1Q22 Net (loss) income ($51,877) Accretion of asset retirement obligations $397 Depreciation, depletion and amortization $34,326 Interest expense, net $5,318 Transaction costs $10,742 (Gain) on sale of oil and gas properties $0 Exploration expense $92 Unrealized loss on derivative contracts $119,794 Stock based compensation(1) $5,830 Income tax (benefit) expense ($1,533) Adjusted EBITDAX $123,089

25 Reconciliation of Non-GAAP Financial Measure – Adjusted EBITDAX Earthstone uses Adjusted EBITDAX, a financial measure that is not presented in accordance with GAAP. Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by Earthstone’s management team and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Earthstone’s management team believes Adjusted EBITDAX is useful because it allows Earthstone to more effectively evaluate its operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. Earthstone defines Adjusted EBITDAX as net income plus, when applicable, (gain) loss on sale of oil and gas properties, net; accretion of asset retirement obligations; depletion, depreciation and amortization; transaction costs; interest expense, net; exploration expense; unrealized loss (gain) on derivative contracts; stock based compensation; and income tax expense. Earthstone excludes the foregoing items from net income (loss) in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within their industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of Earthstone’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Earthstone’s computation of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies or to similar measures in Earthstone’s revolving credit facility. The following table provides a reconciliation of Net income to Adjusted EBITDAX for: Chisholm – 1/1/22 to 2/14/22 Adjusted EBITDAX ($ in 000s) (1) Based on unaudited preliminary operating results, for the period presented, obtained from the seller. 1/1/22 to 2/14/22 Net (loss) income(1) $20,414 Depreciation, depletion and amortization 7,140 Adjusted EBITDAX $27,554

26 Footnotes Page 6 1) IRM Acquisition price of $186MM based on $50.8MM of equity consideration (approximately 12.7MM Class A shares and ESTE share price of $3.99 on 12/16/20) and cash consideration of $135.2MM. Tracker Acquisition price of $126MM based on $44.2MM of equity consideration (approximately 6.2MM Class A shares and ESTE share price of $7.24 on 3/30/21) and cash consideration of $81.6MM. Includes assets from Tracker Resource Development III, LLC and from affiliates of Sequel Energy. Foreland Acquisition price of $73.2MM consisting of $49.2MM cash consideration and 2.6 MM Class A shares and ESTE share price of $9.20 on 9/30/21. Chisholm Acquisition price of $604MM based on $194MM of equity consideration (approximately 19.4MM Class A shares and ESTE share price of $9.98 on 12/15/21) and cash consideration of $410MM. Bighorn Acquisition price of $860MM based on equity consideration of $90MM (approximately 6.8MM Class A shares and ESTE share price of $13.25 on 1/28/22) and $770MM in cash ($280MM of cash raised via PIPE that will initially be in the form of convertible equity that is expected to be converted into 25.2MM shares of Class A Common Stock, including 19.8MM shares to an affiliate of EnCap, 20 days after an information statement is mailed to Earthstone stockholders). Cash consideration for all acquisitions as described above is prior to purchase price adjustments. 2) Based on ESTE estimates; PV-10 as of 12/1/20 based on NYMEX strip pricing as of 11/30/20 for IRM, as of 3/1/21 based on NYMEX strip pricing as of 3/29/21 for Tracker, as of 7/1/21 based on NYMEX strip pricing as of 9/30/21 for Foreland, as of 11/1/21 based on NYMEX strip pricing as of 12/8/21 for Chisholm, and as of 1/1/22 based on NYMEX strip pricing as of 1/18/22 for Bighorn. 3) ESTE estimated gross operated drilling locations exceeding ESTE rate of return threshold based on 11/30/20 NYMEX strip pricing for IRM, $50/bbl flat oil pricing for Tracker, 12/8/21 NYMEX strip pricing for Chisholm, and on NYMEX strip pricing as of 1/18/22 for Bighorn. 4) Reflects midpoint of 2H22 estimated production guidance.